As filed with the U.S. Securities and Exchange Commission on February 17, 2011
Registration No. 333-90879

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST- EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDIACOM COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	4841	06-1566067
(State of Incorporation)	(Primary Standard Industrial	(I.R.S. Employer
	Classification Code Number)	Identification Number)
100 Crystal Run Road
Middletown, New York 10941
(845) 695-2600
(Address and telephone number of registrant’s principal executive offices)
Rocco B. Commisso
Chairman and Chief Executive Officer
Mediacom Communications Corporation
100 Crystal Run Road
Middletown, New York 10941
(845) 695-2600
(Name, address and telephone number of Agent for Service)
Copy to:
Denise M. Tormey
Joseph H. Schmitt
SNR Denton US LLP
1221 Avenue of the Americas
New York, New York 10020
Telephone: (212) 768-6700
Fax: (212) 768-6800

Approximate date of commencement of proposed sale to the public: Not Applicable
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934:

☐ Large accelerated filer	☑ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company
(Do not check if a smaller reporting company)

SIGNATURES

Deregistration of Securities
     This Post-Effective Amendment No. 1 relates to a Registration Statement on Form S-1 (File No. 333-90879) (the “Registration Statement”), which was originally filed by Mediacom Communications Corporation (the “Registrant”) on November 12, 1999 and which was declared effective by the Securities and Exchange Commission on February 3, 2000. Pursuant to the Registration Statement, the Registrant registered 23,000,000 shares of its Class A common stock (including 3,000,000 shares to cover over-allotments) in connection with its initial public offering.
     The Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 1, the 3,000,000 shares of its Class A common stock that were not sold pursuant to the initial public offering.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Middletown, state of New York, on February 17, 2011.

MEDIACOM COMMUNICATIONS CORPORATION
By:	/s/ Rocco B. Commisso
Rocco B. Commisso
Agent for Service for the Registration Statement Chairman and Chief Executive Officer of the Registrant

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933.